Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Pillarstone Capital REIT (the “Company”) on Form 10-Q for the period ending September 30, 2016 (the “Report”) with the Securities and Exchange Commission, I, James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President and I, John J. Dee, Chief Financial Officer and Senior Vice President, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PILLARSTONE CAPITAL REIT

	By:	/s/ James C. Mastandrea
Date: October 24, 2016		James C. Mastandrea Chairman of the Board, Chief Executive Officer and President

PILLARSTONE CAPITAL REIT

	By:	/s/ John J. Dee
Date: October 24, 2016		John J. Dee Chief Financial Officer and Senior Vice President